Companies
Insurance Policy

We, the Insurers, hereby severally agree, in consideration of the payment to us, or the promise of payment to us, by the Insured of the premium specified in the Schedule, to insure against loss, damage, liability or expense in the proportions and manner hereinafter provided. Each Insurer shall be liable only for its own respective proportion.

In witness whereof the name of the Managing Director of Ins-sure Services Limited is subscribed on behalf of each of the Insurers in accordance with the provisions of the Services Agreement that each of the Insurers has with London Processing Centre Limited (a wholly owned subsidiary of Ins-sure Services Limited).

Managing Director

This policy is not valid unless it bears the signature of the Managing Director of Ins-sure Services Limited.

Policy Number	509/QA049306

Insured	PIMCO Funds

Period of Insurance

From 1st July 2006	To 1st July 2007

Both days as expressed in the Co-Insuring Policy and for such further period or periods as may be mutually agreed upon.

Type of Insurance	Investment Company Blanket Bond as more fully set forth in the Co-Insuring Policy.

Premium	USD 90,000

Hereon	17.3914% of the Premium and Limit of Liability as more fully set forth in the Co-Insuring Policy.

Co-Insurance Clause

This Policy is subject to the same terms, conditions, limitations and exclusions as more fully defined in Policy Number 509/QA049306 issued by Lloyd’s Policy Signing Office on the identical subject matter and risk.

Several Liability

The subscribing Insurers’ obligations under this contract are several and not joint and are limited, solely to the extent of their individual signed subscriptions. The subscribing Insurers are not responsible for the subscription of any co-subscribing Insurer who for any reason does not satisfy all or part of its obligations.

BUREAU REFERENCE	0607270000286
PROPORTION CODE %	MEMBER COMPANY AND REFERENCE
17.3914000 W3206	WUERTTEMBERGISCHE VERSICHERUNG A.G. 202461300006

17.3914000 % TOTAL

    Lloyd’s Policy

We, Underwriting Members of the Syndicates whose definitive numbers and proportions are shown in the Table attached hereto (hereinafter referred to as ‘the Underwriters’), hereby agree, in consideration of the payment to Us by or on behalf of the Assured of the Premium specified in the Schedule, to insure against loss, including but not limited to associated expenses specified herein, if any, to the extent and in the manner provided in this Policy.
The Underwriters hereby bind themselves severally and not jointly, each for his own part and not one for another, and therefore each of the Underwriters (and his Executors and Administrators) shall be liable only for his own share of his Syndicate’s proportion of any such Loss and of any such Expenses. The identity of each of the Underwriters and the amount of his share may be ascertained by the Assured or the Assured’s representative on application to Lloyd’s Policy Signing Office, quoting the Lloyd’s Policy Signing Office number and date or reference shown in the Table.
If the Assured shall make any claim knowing the same to be false or fraudulent, as regards amount or otherwise, this Policy shall become void and all claim hereunder shall be forfeited.
In Witness whereof the General Manager of Lloyd’s Policy Signing Office has signed this Policy on behalf of each of Us.

LLOYD’S POLICY SIGNING OFFICE General Manager

J(A)    NMA2421 (3/1/95) Form approved by Lloyd’s Market Association

LLOYD’S

THE ASSURED IS REQUESTED TO READ THIS POLICY. IF IT IS INCORRECT, PLEASE RETURN IT IMMEDIATELY TO YOUR BROKER OR AGENT FOR ALTERATION.

IN ALL COMMUNICATIONS THE POLICY NUMBER APPEARING OVERLEAF SHOULD BE QUOTED

NOTICE

1.	THE INSURANCE POLICY THAT YOU HAVE PURCHASED IS BEING ISSUED BY AN INSURER THAT IS NOT LICENSED BY THE STATE OF CALIFORNIA. THESE COMPANIES ARE CALLED ‘‘NONADMITTED’’ OR ‘‘SURPLUS LINE’’ INSURERS.

2.	THE INSURER IS NOT SUBJECT TO THE FINANCIAL SOLVENCY REGULATION AND ENFORCEMENT WHICH APPLIES TO CALIFORNIA LICENSED INSURERS.

3.	THE INSURER DOES NOT PARTICIPATE IN ANY OF THE INSURANCE GUARANTEE FUNDS CREATED BY CALIFORNIA LAW. THEREFORE, THESE FUNDS WILL NOT PAY YOUR CLAIMS OR PROTECT YOUR ASSETS IF THE INSURER BECOMES INSOLVENT AND IS UNABLE TO MAKE PAYMENTS AS PROMISED.

4.	CALIFORNIA MAINTAINS A LIST OF ELIGIBLE SURPLUS LINE INSURERS APPROVED BY THE INSURANCE COMMISSIONER. ASK YOUR AGENT OR BROKER IF THE INSURER IS ON THAT LIST.

5.	FOR ADDITIONAL INFORMATION ABOUT THE INSURER YOU SHOULD ASK QUESTIONS OF YOUR INSURANCE AGENT, BROKER, OR ‘‘SURPLUS LINE’’ BROKER OR CONTACT THE CALIFORNIA DEPARTMENT OF INSURANCE, AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: 1-800-927-4357.

6.	IF YOU, AS THE APPLICANT, REQUIRED THAT THE INSURANCE POLICY YOU HAVE PURCHASED BE BOUND IMMEDIATELY, EITHER BECAUSE EXISTING COVERAGE WAS GOING TO LAPSE WITHIN TWO BUSINESS DAYS OR BECAUSE YOU WERE REQUIRED TO HAVE COVERAGE WITHIN TWO BUSINESS DAYS, AND YOU DID NOT RECEIVE THIS DISCLOSURE FORM AND A REQUEST FOR YOUR SIGNATURE UNTIL AFTER COVERAGE BECAME EFFECTIVE, YOU HAVE THE RIGHT TO CANCEL THIS POLICY WITHIN FIVE DAYS OF RECEIVING THIS DISCLOSURE. IF YOU CANCEL COVERAGE, THE PREMIUM WILL BE PRORATED AND ANY BROKER FEE CHARGED FOR THIS INSURANCE WILL BE RETURNED TO YOU.

12/04 LSW1147A

MARSH SHORT EXCESS POLICY No.l

Item 1.	Policy Number:	509/QA049306
Item 2.	The Risk:	Investment Company Blanket Bond
Item 3.	Name of Assured (herein Assured):	PIMCO Funds
	Principal Address:	Suite 300, 840 Newport Centre Drive, Newport Beach, CA 92660
Item 4.	Policy Period from 12:01 a.m. on 1st July 2006 (inception date) to 12:01 a.m. on 1st July 2007 (expiration date), standard time at the Principal Address as to each of said dates.
IMPORTANT: THIS POLICY DEFINITELY EXPIRES ON THE DATE STATED ABOVE WITHOUT FURTHER NOTICE BY OR ON BEHALF OF THE UNDERWRITERS.

Item 5.	Limit of Liability:	USD 50,000,000	each and every loss and in the aggregate
Item 6.	Underlying Limit(s):	USD 115,000,000	each and every loss and in the aggregate
Item 7.	Primary Insurer(s)	National Union Fire Insurance Company Policy No. 6213820
Item 8.	Premium:	USD 90,000 including TRIA, hereon: 82.6086% thereof.
Item 9.	Notification of Loss to:	Marsh Risk and Insurance Services Three Embarcadero Center San Francisco, CA 94111	Marsh Ltd, FINPRO Practice Tower Place London E18DX

Dated in London: 10th July 2006

We, the Underwriters subscribing to this Policy hereby agree, subject to the Schedule, conditions, limitations and other terms of this Policy, to make good to the Assured such loss as stated in the several Insuring Agreements/Clauses or Coverage of the Policy(ies) issued to the Assured by the Primary Insurers) shown in Item 7. of the Schedule.

CONDITIONS

1.	This Policy is subject to the same conditions, limitations and other terms (except as regards the premium, the amount and limits of liability and the renewal agreement, if any, and except as otherwise provided herein) as are contained in or may be added to the Policy(ies) of the Primary Insurer(s).

Any amendment or alteration to the Policy(ies) of the Primary Insurer(s) including but not limited to any extension in the scope or nature of the coverage afforded, shall be binding hereunder.

It is a condition of this Policy that the Policy(ies) of the Underlying Insurer(s) shall be maintained in full force and effect during the currency of this Policy except for the partial erosion or complete exhaustion of any aggregate limit(s) contained therein solely by payment of claims.

2.	The Underwriters’ liability to pay under this Policy shall attach only when the Underlying Insurer(s) shall have paid or have been held liable to pay, the full amount of the Underlying Limit(s) shown in Item 6. of the Schedule and then for no more than the Limit of Liability shown in Item 5. of the Schedule subject, however, to Condition 3. of this Policy.

3.	In the event of erosion or exhaustion of the Underlying Limit(s) by payment of claims this Policy shall

(a)	if erosion be partial, pay the excess of the reduced Underlying Limit(s) of the Policy(ies) of the Underlying Insurer(s), or

(b)	if exhaustion be complete, continue in force in place of such Policy(ies) of the Underlying Insurer(s);

subject always to the Limit of Liability as stated in Item 5. of the Schedule.

4.	It is a condition of this Policy that the Assured, upon discovery of any loss involving (or potentially involving) amounts which could give rise to a claim hereunder, shall give notice thereof to the person or firm named in Item 9. of the Schedule.

Short Excess Policy No.l (Step Down)

FIXSBOND

SPECIAL CANCELLATION CLAUSE

In the event that an Underwriter:

a)	ceases underwriting; or

b)	is the subject of an order or resolution for winding up or formally proposes a scheme of arrangement; or

c)	has its authority to carry on insurance business withdrawn,

the Assured may terminate that Underwriter’s participation on this risk forthwith by giving notice and the premium payable to that Underwriter shall be pro rata to the time on risk. In the event there are any notified, reserved or paid losses or circumstances, premium shall be deemed fully earned. Any return of premium shall also be subject to a written full release of liability from the Assured.

NMA2975
30/05/03
Form approved by Lloyd’s Market Association [Non-Marine]

WAR AND TERRORISM EXCLUSION ENDORSEMENT

Notwithstanding any provision to the contrary within this insurance or any endorsement thereto it is agreed that this insurance excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any of the following regardless of any other cause or event contributing concurrently or in any other sequence to the loss;

1.	war, invasion, acts of foreign enemies, hostilities or warlike operations (whether war be declared or not), civil war, rebellion, revolution, insurrection, civil commotion assuming the proportions of or amounting to an uprising, military or usurped power; or

2.	any act of terrorism.

For the purpose of this endorsement an act of terrorism means an act, including but not limited to the use of force or violence and/or the threat thereof, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organisation(s) or governments), committed for political, religious, ideological or similar purposes including the intention to influence any government and/or to put the public, or any section of the public, in fear.

This endorsement also excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any action taken in controlling, preventing, suppressing or in any way relating to 1 and/or 2 above.

If the Underwriters allege that by reason of this exclusion, any loss, damage, cost or expense is not covered by this insurance the burden of proving the contrary shall be upon the Assured.

In the event any portion of this endorsement is found to be invalid or unenforceable, the remainder shall remain in full force and effect.

08/10/01
NMA2918

U.S. TERRORISM RISK INSURANCE ACT OF 2002 AS AMENDED NEW &
RENEWAL BUSINESS ENDORSEMENT

This Endorsement is issued in accordance with the terms and conditions of the ‘‘U.S. Terrorism Risk Insurance Act of 2002’’ as amended as summarized in the disclosure notice.

In consideration of an additional premium paid, it is hereby noted and agreed with effect from inception that the Terrorism exclusion to which this Insurance is subject, shall not apply to any ‘‘insured loss’’ directly resulting from any ‘‘act of terrorism’’ as defined in the ‘‘U.S. Terrorism Risk Insurance Act of 2002’’ as amended (‘‘TRIA’’).

The coverage afforded by this Endorsement is only in respect of any ‘‘insured loss’’ of the type insured by this Insurance directly resulting from an ‘‘act of terrorism’’ as defined in TRIA. The coverage provided by this Endorsement shall expire at 12.00 midnight December 31st, 2007, the date on which the TRIA Program is scheduled to terminate or the expiry date of the policy whichever occurs first, and shall not cover any losses or events which arise after the earlier of these dates. The Terrorism exclusion, to which this Insurance is subject, applies in full force and effect to any other losses and any act or events that are not included in said definition of ‘‘act of terrorism’’.

This Endorsement only affects the Terrorism exclusion to which this Insurance is subject. All other terms, conditions, insured coverage and exclusions of this Insurance including applicable limits and deductibles remain unchanged and apply in full force and effect to the coverage provided by this Insurance.

Furthermore the Underwriter(s) will not be liable for any amounts for which they are not responsible under the terms of TRIA (including subsequent action of Congress pursuant to the Act) due to the application of any clause which results in a cap on the Underwriter’s liability for payment for terrorism losses.

LMA5052
22/12/05
Form approved by Lloyd’s Market Association

RETROACTIVE DATE EXCLUSION

It is agreed that Underwriters hereon shall not be liable for any loss sustained prior to 1st July, 2006.

PRIMARY POLICY AMENDMENT

It is agreed that for the purpose of coverage hereunder, Rider No. 8 − Omnibus Wording -paragraph 2 of the Underlying Primary Policy is deleted.

CHOICE OF LAW AND JURISDICTION

In the first instance any dispute concerning this Policy shall be subject to the laws of the State of California but subject always to the provisions of the Service of Suit Clause below.

SERVICE OF SUIT CLAUSE (U.S.A.)

It is agreed that in the event of the failure of the Underwriters hereon to pay any amount claimed to be due hereunder, the Underwriters hereon, at the request of the Insured (or Reinsured), will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of Underwriters’ rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States.

It is further agreed that service of process in such suit may be made upon Sedgwick Detert Moran & Arnold, One Embarcadero Center, 16th Floor, San Francisco, California 94111-3765, U.S.A. and that in any suit instituted against any one of them upon this contract, Underwriters will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of Underwriters in any such suit and/or upon the request of the Insured (or Reinsured) to give a written undertaking to the Insured (or Reinsured) that they will enter a general appearance upon Underwriters’ behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, Underwriters hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Insured (or Reinsured) or any beneficiary hereunder arising out of this contract of insurance (or reinsurance), and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

24/4/86
NMA1998

PREMIUM PAYMENT WARRANTY

The Premium must be paid to and received by Underwriters within 45 days of inception. If this warranty is not complied with, then this Insurance shall be cancelled ab initio.

LINES CLAUSE

This Insurance, being signed for 82.6086% of 100% insures only that proportion of any loss, whether total or partial, including but not limited to that proportion of associated expenses, if any, to the extent and in the manner provided in this Insurance.

The percentages signed in the Table are percentages of 100% of the amount(s) of Insurance stated herein.

NMA2419

SEVERAL LIABILITY

The subscribing Insurers’ obligations under contracts of insurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing Insurers are not responsible for the subscription of any co-subscribing Insurer who for any reason does not satisfy all or part of its obligations.

Several Liability Notice (Insurance) LSW1001

The Table of Syndicates referred to on the face of this Policy follows:

BUREAU REFERENCE               61806 15/08/06               BROKER NUMBER                0509

PROPORTION %	SYNDICATE	UNDERWRITER’S REFERENCE
17.3913	2987	TD097Q06A000
17.3913	2000	630U00121066
17.3913	1183	CFP057229A06
13.0434	382	FBAKEA0897AX
17.3913	2488	AKFF66LJ6000
TOTAL LINE 82.6086	No. OF SYNDICATES 5

THE LIST OF UNDERWRITING MEMBERS
OF LLOYDS IS IN RESPECT OF 2006

YEAR OF ACCOUNT

BUREAU USE ONLY    I
USE1    55        9040